Form 10-K/A, Exhibit 13
period 1996-12-31
FIRSTPLUS INVESTMENT CORP
filed 1997-07-18
CIK 1005292

                                                                    EXHIBIT 13.1

             FIRSTPLUS FINANCIAL, INC. (TRANSFEROR AND SERVICER)
                  FIRSTPLUS INVESTMENT CORPORATION (DEPOSITOR)
                        FIRSTPLUS HOME LOAN TRUST 1996-2
             THE FIRSTPLUS ASSET-BACKED CERTIFICATES SERIES 1996-2
                          AGREEMENT DATED JUNE 1, 1996

                          SERVICER'S ANNUAL REMITTANCE
                        JULY 1996 THROUGH DECEMBER 1996


----------------------------------------------------------------------------------------------------------------------------
                                          Principal            Current         Principal         Principal
                          Original      Balance Before          Pass           Remittance         Carry          Interest
     Class              Face Value      Distribution          Through       (Including Turbo)     Forward       Remittance
----------------------------------------------------------------------------------------------------------------------------
      A-1              71,160,000.00    71,160,000.00           6.80%        12,312,069.95         0.00        2,268,579.72
      A-2              17,200,000.00    17,200,000.00           6.95%             5,098.45         0.00          597,611.43
      A-3              39,080,000.00    39,080,000.00           7.15%            11,584.16         0.00        1,396,902.93
      A-4              10,630,000.00    10,630,000.00           7.35%             3,150.96         0.00          390,594.60
      A-5              25,460,000.00    25,460,000.00           7.47%             7,546.89         0.00          950,790.06
      A-6              30,380,000.00    30,380,000.00           7.85%             9,005.29         0.00        1,192,238.25
      A-7              27,060,000.00    27,060,000.00           8.00%             8,021.17         0.00        1,082,239.59
      A-8              20,655,000.00    20,655,000.00           8.22%             6,122.59         0.00          848,794.68
       B                8,375,000.00     8,375,000.00           8.00%                 0.00         0.00          334,999.98
       R                        0.00         0.00               0.00%                 0.00         0.00                0.00

----------------------------------------------------------------------------------------------------------------------------
     Totals           250,000,000.00   250,000,000.00                        12,362,599.46                      9,062,751.24
----------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                  Interest                     Over
                   Carry                      Total         Collateral.     Allocated            Ending                Pool
     Class        Forward                 Distribution     (From Turbo)       Losses             Balance               Factor
-------------------------------------------------------------------------------------------------------------------------------
      A-1           0.00                  14,580,649.67        0.00            0.00           58,847,930.05          82.698047%
      A-2           0.00                     602,709.88        0.00            0.00           17,194,901.55          99.970358%
      A-3           0.00                   1,408,487.09        0.00            0.00           39,068,415.84          99.970358%
      A-4           0.00                     393,745.56        0.00            0.00           10,626,849.04          99.970358%
      A-5           0.00                     958,336.95        0.00            0.00           25,452,453.11          99.970358%
      A-6           0.00                   1,201,243.54        0.00            0.00           30,370,994.71          99.970358%
      A-7           0.00                   1,090,260.76        0.00            0.00           27,051,978.83          99.970358%
      A-8           0.00                     854,917.27        0.00            0.00           20,648,877.41          99.970358%
       B            0.00                     334,999.98        0.00            0.00            8,375,000.00         100.000000%
       R            0.00                           0.00    6,03 8,747.10       0.00            6,038,747.10           0.000000%
-------------------------------------------------------------------------------------------------------------------------------
     Totals                               21,425,350.70                                      243,676,147.64
-------------------------------------------------------------------------------------------------------------------------------


                                       Principal
AMOUNTS PER 1,000                    Balance Before        Principal        Interest           Total                 End
     CLASS               CUSIP        Distribution         Remittance      Remittance       Distribution           Balance
----------------------------------------------------------------------------------------------------------------------------
      A-1              337925AA9     1000.000000         173.019533          31.879985     204.899518             826.980467
      A-2              337925AB7     1000.000000           0.296422          34.744851      35.041272             999.703578
      A-3              337925AC5     1000.000000           0.296422          35.744701      36.041123             999.703578
      A-4              337925AD3     1000.000000           0.296421          36.744553      37.040975             999.703579
      A-5              337925AE1     1000.000000           0.296421          37.344464      37.640886             999.703579
      A-6              337925AF8     1000.000000           0.296422          39.244182      39.540604             999.703578
      A-7              337925AG6     1000.000000           0.296422          39.994072      40.290494             999.703578
      A-8              337925AH4     1000.000000           0.296422          41.093908      41.390330             999.703578
       B


               Determination Date                         December 13, 1996
               Distribution Date                          December 20, 1996

              FIRSTPLUS FINANCIAL, INC. (TRANSFEROR AND SERVICER)
                  FIRSTPLUS INVESTMENT CORPORATION (DEPOSITOR)
                        FIRSTPLUS HOME LOAN TRUST 1996-2
             THE FIRSTPLUS ASSET-BACKED CERTIFICATES SERIES 1996-2
                          AGREEMENT DATED JUNE 1, 1996

                          SERVICER'S ANNUAL REMITTANCE


-------------------------------------------------------------------------------------------------------------------------------
Available Remittance                                                                                              21,612,764.00

COLLECTIONS ON THE MORTGAGE LOANS:

                                                                           Interest            Principal               Total
                                                                           --------            ---------               -----
Scheduled Monthly Payments                                                1,523,577.63        11,594,111.21       13,117,688.84
Recovery of Delinquent Scheduled Payments                                   280,617.85         2,314,993.36        2,595,611.21
Principal Prepayments                                                     4,223,128.71         2,242,894.89        6,466,023.60
Repurchases                                                                 225,832.34            (1,462.77)         224,369.57
FHA Claims                                                                        0.00                 0.00                0.00
Foreclosure Collections                                                           0.00                 0.00                0.00
Prefunding Account Distribution                                              70,695.84                 0.00           70,695.84
Certificate Account Earnings                                                  9,795.66                 0.00            9,795.66
Capitalized Interest Release                                                386,932.69                 0.00          386,932.69

Total                                                                     6,720,580.72        16,150,536.69       22,871,117.41

FEES:

Servicing Fee                                                                                                        790,929.22
Excess Servicing Fee                                                                                                 263,643.08
Trustee Fee                                                                                                            9,227.51
Custodian Fee                                                                                                         16,873.15
Certificate Guaranty Insurance                                                                                       285,806.79
FHA Insurance Premium Acct. Deposit                                                                                   79,286.95

Total Fees:                                                                                                        1,445,766.70

FHA INSURANCE FOR THE RELATED DUE PERIOD:

Beginning FHA Insurance Amount                                                                                             0.00
Ending FHA Insurance Amount                                                                                                0.00
Aggregate Number of Claims Submitted                                                                                          4
Aggregate Number of Claims rejected by FHA                                                                                    0
Aggregate Balance of Claims Submitted                                                                                      0.00
Aggregate Balance of Loans with Claims rejected by FHA                                                                     0.00
Cumulative FHA Insurance Proceeds Received                                                                                 0.00
FHA Insurance Proceeds this Due Period                                                                                     0.00

OVERCOLLATERALIZATION INFORMATION:


Current Class A Overcollateralization
  (Including Class B Certificates)                                                                                14,413,747.10
Required Class A Overcollateralization Level
  (Including Class B Certificates)                                                                                          N/A



COLLATERAL INFORMATION:
                                                                            Title 1         Conventional               Total
                                                                            -------         ------------               -----
Beg. Weighted Avg. Rem. Maturity                                                   209                  217                 216
End. Weighted Avg. Rem. Maturity                                                   205                  210                 209
Beg. Weighted Average Coupon                                                   13.609%              14.270%             14.027%
End. Weighted Average Coupon                                                   13.877%              14.380%             14.284%
Beg. Remaining Number of Loans                                                     988                6,832               7,820
End. Remaining Number of Loans                                                   2,306                7,632               9,938
Beg. Remaining Dollar Amount of Loans                                    19,935,965.86       188,940,815.63      208,876,781.49
End. Remaining Dollar Amount of Loans                                    46,613,220.93       197,062,926.70      243,676,147.63

DELINQUENCIES:
                                         30 Days               60 Days                     90 Days             Total
                                         -------               -------                     -------             -----
                                     $            %         $            %             $           %           $            %
                               ------------    ------   ----------    ------    ------------    ------   ------------    ------
Conventionals                  1,618,239.46    0.821%   336,120.00    0.171%      802,739.53    0.407%   2,757,098.99    1.399%
Title 1's                      1,279,015.56    2.744%   322,142.43    0.691%      604,211.36    1.296%   2,205,369.35    4.731%
Combined                       2,897,255.02    1.189%   658,262.43    0.270%    1,406,950.89    0.577%   4,962,468.34    2.037%


LIQUIDATED LOANS:                                 Liquidation Proceeds               Written Off               Net Losses/Gains
                                                  --------------------               -----------               ----------------
                                                                          Principle                Interest
                                                                          ---------                --------
Title 1                                                 0.00                0.00                     0.00            0.00
Conventional                                            0.00                0.00                     0.00            0.00

BACKUP CALCULATIONS:

Amount Available                                                    22,009,492.35
FHA Insurance Prem.                              79,286.95          21,930,205.40
Cert. Ins. Prem.                                285,806.79          21,644,398.61
Trustee Fee                                       9,227.51          21,635,171.10
Cust. Fee                                        16,873.15          21,618,297.95
A1-A8 INT                                     8,727,751.26          12,890,546.69
A-1 Prin                                      6,253,156.53           6,637,390.16
A-2 Prin                                              0.00           6,637,390.16
A-3 Prin                                              0.00           6,637,390.16
A-4 Prin                                              0.00           6,637,390.16
A-5 Prin                                              0.00           6,637,390.16
A-6 Prin                                              0.00           6,637,390.16
A-7 Prin                                              0.00           6,637,390.16
A-8 Prin                                              0.00           6,637,390.16
Cert Ins. Reimb                                       0.00           6,637,390.16
B-Int                                           334,999.98           6,302,390.18
B-Prin                                                0.00           6,302,390.18
Excess Servicing                                263,643.08           6,038,747.10
O.C to Class A-1                              6,038,747.10                   0.00
O.C to Class A-2                                      0.00                   0.00
O.C to Class A-3                                      0.00                   0.00
O.C to Class A-4                                      0.00                   0.00
O.C to Class A-5                                      0.00                   0.00
O.C to Class A-6                                      0.00                   0.00
O.C to Class A-7                                      0.00                   0.00
O.C to Class A-8                                      0.00                   0.00

Principal Collections                                                6,253,156.53
Interest Collections                                                16,150,536.69
Less Servicing Fee                                                     790,929.22
                                                                    -------------
WIRE FROM FFI TO FIRST TRUST                                        21,612,764.00

Capital interest Release                                               386,932.69
Prefunding Account Distribution                                              0.00
Certificate Acct Earning                                                 9,795.66
                                                                    -------------
Amount Available                                                    22,009,492.35

FHA INSURANCE PREMIUM ACCOUNT:
Beginning Balance                                        10,000.00
FHA Insurance Premium Acc. Dep.                          79,286.95
Earnings Current Due Period                                 653.96
Less Payment for FHA Premiums                                 0.00
                                                     -------------
Ending Balance                                           89,940.91

CAPITALIZED INTEREST:
Beginning Balance                                     1,117,421.00
Less amount to be released to depositor                 865,661.38
  pursuant to section 5.16(d)
Less amount to be released to certificate               461,431.06
  account required by section 5.16(a)
Plus Prefunding Account Earnings                        201,300.78
     Capitalized Interest Earnings                        8,370.66
Ending Balance                                                0.00

PREFUNDING ACCOUNT:
Beginning Balance                                    80,891,144.24
Less subsequent funding                              80,820,448.40
Less certificate account distribution                    70,695.84
Ending Balance                                               (0.00)