Form 10-K/A, Exhibit 13
period 1996-12-31
FIRSTPLUS INVESTMENT CORP
filed 1997-07-18
CIK 1005292

                                                                    EXHIBIT 13.2


              FIRSTPLUS FINANCIAL, INC. (TRANSFEROR AND SERVICER)
                   FIRSTPLUS INVESTMENT CORPORATION (SELLER)
                FIRSTPLUS HOME LOAN OWNER TRUST 1996-3 (ISSUER)
        THE FIRSTPLUS ASSET-BACKED NOTES AND CERTIFICATES SERIES 1996-3
                       AGREEMENT DATED SEPTEMBER 27, 1996

                      SERVICER'S ANNUAL REMITTANCE REPORT
                       OCTOBER 1996 THROUGH DECEMBER 1996

------------------------------------------------------------------------------------------------------------------------------
                                       Principal        Current         Principal        Principal                    Interest
                    Original         Balance Before      Pass          Remittance          Carry        Interest       Carry
   Class           Face Value         Distribution      Through     (Including Turbo)     Forward      Remittance     Forward
------------------------------------------------------------------------------------------------------------------------------
    A-1          65,000,000.00       65,000,000.00       6.75%        5,627,874.74          0.00       1,069,377.13     0.00
    A-2          49,000,000.00       49,000,000.00       6.85%            0.00              0.00         839,124.99     0.00
    A-3          22,000,000.00       22,000,000.00       7.05%            0.00              0.00         387,750.00     0.00
    A-4          32,000,000.00       32,000,000.00       7.20%            0.00              0.00         576,000.00     0.00
    A-5          20,000,000.00       20,000,000.00       7.25%            0.00              0.00         362,499.99     0.00
    A-6          47,000,000.00       47,000,000.00       7.60%            0.00              0.00         893,000.01     0.00
    A-7          29,000,000.00       29,000,000.00       7.80%            0.00              0.00         565,500.00     0.00
    A-8          24,750,000.00       24,750,000.00       8.00%            0.00              0.00         495,000.00     0.00
CERTIFICATES     11,250,000.00       11,250,000.00       8.30%            0.00              0.00         233,437.50     0.00
     R                    0.00                0.00       0.00%            0.00              0.00               0.00     0.00

------------------------------------------------------------------------------------------------------------------------------
   Totals       300,000,000.00      300,000,000.00                   5,627,874.74                     5,421,689.62
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                Over
                             Total           Collateral.       Allocated            Ending                Pool
   Class                  Distribution      (From Turbo)        Losses             Balance               Factor
------------------------------------------------------------------------------------------------------------------
    A-1                   6,697,251.87          0.00              0.00           59,372,125.26          91.341731%
    A-2                     839,124.99          0.00              0.00           49,000,000.00         100.000000%
    A-3                     387,750.00          0.00              0.00           22,000,000.00         100.000000%
    A-4                     576,000.00          0.00              0.00           32,000,000.00         100.000000%
    A-5                     362,499.99          0.00              0.00           20,000,000.00         100.000000%
    A-6                     893,000.01          0.00              0.00           47,000,000.00         100.000000%
    A-7                     565,500.00          0.00              0.00           29,000,000.00         100.000000%
    A-8                     495,000.00          0.00              0.00           24,750,000.00         100.000000%
CERTIFICATES                233,437.50          0.00              0.00           11,250,000.00         100.000000%
     R                            0.00      3,784,641.56          0.00            3,784,641.56           0.000000%

------------------------------------------------------------------------------------------------------------------
   Totals                11,049,564.36                                          298,156,766.82
------------------------------------------------------------------------------------------------------------------


AMOUNTS PER 1,000                     Principal
                                    Balance Before      Principal       Interest            Total                End
   CLASS             CUSIP           Distribution       Remittance     Remittance        Distribution          Balance
------------------------------------------------------------------------------------------------------------------------
    A-1           337928 AA 3        1000.000000        86.582688      16.451956         103.034644           913.417312
    A-2           337928 AB 1        1000.000000         0.000000      17.125000          17.125000          1000.000000
    A-3           337928 AC 9        1000.000000         0.000000      17.625000          17.625000          1000.000000
    A-4           337928 AD 7        1000.000000         0.000000      18.000000          18.000000          1000.000000
    A-5           337928 AE 5        1000.000000         0.000000      18.125000          18.125000          1000.000000
    A-6           337928 AF 2        1000.000000         0.000000      19.000000          19.000000          1000.000000
    A-7           337928 AG 0        1000.000000         0.000000      19.500000          19.500000          1000.000000
    A-8           337928 AJ 4        1000.000000         0.000000      20.000000          20.000000          1000.000000
Certificates      337928 AH 8        1000.000000         0.000000      20.750000          20.750000          1000.000000

               Original weighted average securities rate = 7.27%
               Current weighted average securities rate = 7.27%


               Determination Date             December 13, 1996
               Distribution Date              December 20, 1996

             FIRSTPLUS FINANCIAL, INC. (TRANSFEROR AND SERVICER)

                  FIRSTPLUS INVESTMENT CORPORATION (SELLER)
               FIRSTPLUS HOME LOAN OWNER TRUST 1996-3 (ISSUER)
       THE FIRSTPLUS ASSET-BACKED NOTES AND CERTIFICATES SERIES 1996-3
                      AGREEMENT DATED SEPTEMBER 27, 1996

                     SERVICER'S ANNUAL REMITTANCE REPORT

                                                                        Interest            Principal                  Total
                                                                        --------            ---------                  -----
COLLECTIONS ON THE MORTGAGE LOANS:
Scheduled Monthly Payments                                              707,585.32         7,416,703.14             8,124,288.46
Recovery of Delinquent Scheduled Payments                               102,952.36         1,080,130.10             1,183,082.46
Principal Prepayments                                                 1,032,695.50           720,934.25             1,753,629.75
FHA Claims Paid                                                               0.00                 0.00                     0.00
Non Performing Loan Sale                                                      0.00                 0.00                     0.00
Collection Account Earnings                                                   0.00                 0.00                     0.00
Note Distribution Account Earnings                                       17,685.34                 0.00                17,685.34
Capitalized Interest Release                                            596,163.48                 0.00               596,163.48

Available Collection Amount                                           2,457,082.00         9,217,767.49            11,674,849.49

FEES:

Servicing Fee                                                                                                         477,885.20
Trustee Fee                                                                                                             3,395.37
Custodian Fee                                                                                                           5,432.58
Guaranty Insurance                                                                                                    138,571.98

Total Fees:                                                                                                           625,285.13

OVERCOLLATERALIZATION INFORMATION:

Current Overcollateralization Amount                                                                                3,784,641.56
Interim Required Overcollateralization Amount                                                                      14,999,719.86
Required Overcollateralization Amount for Due Period                                                               26,249,509.75
Current Credit Support Multiple                                                                                             1.00
Is Due Period a Step Down Date                                                                                                No

RESERVE ACCOUNT INFORMATION

Original Reserve Account Deposit                                                                                   11,250,000.00
Current Reserve Account Balance                                                                                    11,250,000.00
Reserve Account Requirement                                                                                        11,250,000.00

AMOUNT IN PREFUNDING ACCOUNT:                                                                                         185,602.86

CAPITALIZED INTEREST ACCOUNT INFORMATION:
Amount  Remaining in Capitalized  Interest Account                                                                        663.37
Amount to be Disbursed from Capitalized Interest
  Account to Note Distribution Account                                                                                 56,147.60

COLLATERAL INFORMATION:
Beg. Weighted Avg. Rem. Maturity                                                                                             229
End. Weighted Avg. Rem. Maturity                                                                                             228
Beg. Weighted Average Coupon                                                                                             14.622%
End. Weighted Average Coupon                                                                                             14.610%
Beg. Number of Loans                                                                                                       8,721
End. Number of Loans                                                                                                      10,229
Beginning Unpaid Principle Balance of Home Loans                                                                  300,000,000.00
Remaining Unpaid Principle Balance of Home Loans                                                                  297,971,163.96
Loans Paid in Full                                                                                                            33

DELINQUENCIES:
                                                                     #                   $                             % of $
                                                                  --------          ------------                  --------------
30-59 Days                                                           42             1,168,640.00                          0.392%
60-89 Days                                                            6               172,834.00                          0.058%
Over 90                                                               1                25,000.00                          0.008%
Total                                                                49             1,366,474.00                          0.459%
LIQUIDATED LOANS:
                                                                 Principal           Interest                              Total
                                                                 ---------           --------                              -----
Liquidation Proceeds                                                0.00               0.00                                 0.00
Write-Offs/Net Losses                                               0.00               0.00                                 0.00

RESERVE ACCOUNT:
Beginning Balance                                                                                                  11,250,000.00
Current Deposits                                                                                                            0.00
Current Earnings                                                                                                       70,202.15
Withdraw of Excess Reserve Account Amount to Residual Holder                                                           70,202.15
Ending Balance                                                                                                     11,250,000.00


CAPITALIZED INTEREST:

Beginning Balance:

Less Amount to be released to Residual Interest                                                                     1,146,957.20
   Holder on Oct.  21 pursuant to Section 5.04(d)

Less Amount to be Distributed to Note Distribution                                                                    596,163.48
   Account on Oct. 16 Required by Section 5.04(a)

Plus   Account Earnings Posted in Due Period                                                                            7,271.71
       Prefunding Account Earnings posted in Due Period                                                               257,533.68

Ending Balance on Distribution Date                                                                                       663.37
Cap Interest Acct Requirement (Projected Interest Shortfall)                                                                0.00

PREFUNDING ACCOUNT:

Beginning Balance                                                                                                  85,179,187.64

Less Draw for subsequent funding                                                                                   84,993,584.78

Less Amount to be Distributed to Note Distribution                                                                          0.00
   Account Required by Section 5.03 (c)

Less Amount to be Distributed to Certificate Distribution                                                                   0.00
   Account Required by Section 5.03 (c)

Ending Balance                                                                                                        185,602.86

BACKUP CALCULATIONS:

DEPOSIT TO NOTE DISTRIBUTION ACCOUNT:

Available Collection Amount                                                         11,132,444.66
Capital Interest Release                                                               540,015.88
Note Distribution Account Earnings                                                       2,388.95
Reserve Account Withdrawal                                                                   0.00
                                                                                    -------------
Note Distribution Account balance                                                   11,674,849.49



WITHDRAWS FROM NOTE DISTRIBUTION ACCOUNT:

To The Note Distribution Account for Disbursement on Distribution Date Pursuant to Sections
5.01(c) paragraphs (i) to (iv)

                                                                                     Remaining Balance
Servicing Fee                                                  477,885.20                11,196,964.29
Guaranty Insurance Premium                                     138,571.98                11,058,392.31
Indenture Trustee Fee                                            3,395.37                11,054,996.94
Custodial Fee                                                    5,432.58                11,049,564.36
Noteholders Interest Distributable Amount                    5,188,252.12                 5,861,312.24
Regular Principal Distributable Amount                       1,843,233.18                 4,018,079.06
Excess Spread to Class A-1 note as a part of the             3,784,641.56                   233,437.50
Noteholders Monthly Principal Distributable Amount

To the Certificate Distribution Account for Disbursement pursuant to section 5.06 on the distribution date.

Certificateholder Interest Distributable Amount                233,437.50                         0.00
Certificateholder Principal Distributable Amount                     0.00                         0.00
Securities Insurer Reimbursement Amount                              0.00                         0.00
Over Collateralization Reduction Amount                              0.00                         0.00
Reimbursed Servicing Advances                                        0.00                         0.00
