Form 10-K/A, Exhibit 13
period 1996-12-31
FIRSTPLUS INVESTMENT CORP
filed 1997-07-18
CIK 1005292

                                                                    EXHIBIT 13.3




             FIRSTPLUS FINANCIAL, INC. (TRANSFEROR AND SERVICER)
                   FIRSTPLUS INVESTMENT CORPORATION (SELLER)
                FIRSTPLUS HOME LOAN OWNER TRUST 1996-4 (ISSUER)
        THE FIRSTPLUS ASSET-BACKED NOTES AND CERTIFICATES SERIES 1996-4
                        AGREEMENT DATED NOVEMBER 1, 1996

                      SERVICER'S ANNUAL REMITTANCE REPORT
                                 DECEMBER 1996

-----------------------------------------------------------------------------------------------------------------
                                       Principal       Current        Principal       Principal
                     Original       Balance Before       Pass        Remittance         Carry           Interest
  Class              Face Value      Distribution      Through    (Including Turbo)    Forward         Remittance
-----------------------------------------------------------------------------------------------------------------
   A-1             100,750,000.00   100,750,000.00      6.12%        2,654,152.99       0.00           513,825.00
   A-2              37,740,000.00    37,740,000.00      6.14%            0.00           0.00           193,103.00
   A-3              50,270,000.00    50,270,000.00      6.28%            0.00           0.00           263,079.67
   A-4              27,520,000.00    27,520,000.00      6.45%            0.00           0.00           147,920.00
   A-5              37,100,000.00    37,100,000.00      6.53%            0.00           0.00           201,885.83
   A-6              56,620,000.00    56,620,000.00      6.87%            0.00           0.00           324,149.50
   A-7              44,340,000.00    44,340,000.00      7.09%            0.00           0.00           261,975.50
   A-8              21,950,000.00    21,950,000.00      7.31%            0.00           0.00           133,712.08
Certificates        23,710,000.00    23,710,000.00      7.60%            0.00           0.00           150,163.33
    R                        0.00             0.00      0.00%            0.00           0.00                 0.00

-----------------------------------------------------------------------------------------------------------------
  Totals           400,000,000.00   400,000,000.00                   2,654,152.99                    2,189,813.91
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                   Interest
                    Carry             Total           Over         Allocated         Ending             Pool
  Class            Forward         Distribution    Collateral.      Losses          Balance            Factor
-----------------------------------------------------------------------------------------------------------------
   A-1              0.00          3,167,977.99        0.00           0.00         98,095,847.01        97.365605%
   A-2              0.00            193,103.00        0.00           0.00         37,740,000.00       100.000000%
   A-3              0.00            263,079.67        0.00           0.00         50,270,000.00       100.000000%
   A-4              0.00            147,920.00        0.00           0.00         27,520,000.00       100.000000%
   A-5              0.00            201,885.83        0.00           0.00         37,100,000.00       100.000000%
   A-6              0.00            324,149.50        0.00           0.00         56,620,000.00       100.000000%
   A-7              0.00            261,975.50        0.00           0.00         44,340,000.00       100.000000%
   A-8              0.00            133,712.08        0.00           0.00         21,950,000.00       100.000000%
Certificates        0.00            150,163.33        0.00           0.00         23,710,000.00       100.000000%
    R               0.00                  0.00     1,859,588.11      0.00          1,859,588.11         0.000000%
-----------------------------------------------------------------------------------------------------------------
  Totals                          4,843,966.90                                   399,205,435.12
-----------------------------------------------------------------------------------------------------------------




AMOUNTS PER 1,000                   Principal
                                 Balance Before     Principal   Interest      Total           End
   CLASS         CUSIP            Distribution     Remittance  Remittance  Distribution     Balance
-----------------------------------------------------------------------------------------------------------------
    A-1        337925 AK7         1000.000000      26.343950    5.100000    31.443950     973.656050
    A-2        337925 AL5         1000.000000       0.000000    5.116667     5.116667    1000.000000
    A-3        337925 AM3         1000.000000       0.000000    5.233333     5.233333    1000.000000
    A-4        337925 AT8         1000.000000       0.000000    5.375000     5.375000    1000.000000
    A-5        337925 AN1         1000.000000       0.000000    5.441667     5.441667    1000.000000
    A-6        337925 AP6         1000.000000       0.000000    5.725000     5.725000    1000.000000
    A-7        337925 AQ4         1000.000000       0.000000    5.908333     5.908333    1000.000000
    A-8        337925 AR2         1000.000000       0.000000    6.091667     6.091667    1000.000000
Certificates                      1000.000000       0.000000    6.333333     6.333333    1000.000000


              Determination Date                 December 3, 1996
              Distribution Date                  December 10, 1996





                     Original weighted average securities rate =      7.27%
                     Current weighted average securities rate  =      7.27%

              FIRSTPLUS FINANCIAL, INC. (TRANSFEROR AND SERVICER)
                   FIRSTPLUS INVESTMENT CORPORATION (SELLER)
                FIRSTPLUS HOME LOAN OWNER TRUST 1996-4 (ISSUER)
        THE FIRSTPLUS ASSET-BACKED NOTES AND CERTIFICATES SERIES 1996-4
                        AGREEMENT DATED NOVEMBER 1, 1996

                      SERVICER'S ANNUAL REMITTANCE REPORT

Available Collection Amount                                                           5,064,428.91

COLLECTIONS ON THE MORTGAGE LOANS:

                                                             Interest    Principal       Total
                                                          ------------  ----------    ------------
Scheduled Monthly Payments                                3,307,160.94  336,979.27    3,644,140.21
Recovery of Delinquent Scheduled Payments                   400,064.31   35,832.74      435,897.05
Principal Prepayments                                       291,292.84  421,752.87      713,045.71
Repurchases                                                       0.00        0.00            0.00
FHA Claims                                                        0.00        0.00            0.00
Foreclosure Collections                                           0.00        0.00            0.00

Total                                                     3,998,518.09  794,564.88    4,793,082.97

FEES:

Servicing Fee                                                                           219,060.02
Trustee Fee                                                                                 350.50
Custodian Fee                                                                             1,051.49
Certificate Guaranty Insurance                                                                0.00
Owner Trustee Fee                                                                             0.00

Total Fees:                                                                             220,462.01

OVERCOLLATERALIZATION INFORMATION:

Original Overcollateralization Amount                                                         0.00
Current Overcollateralization Amount                                                  1,859,588.11
Interim Required Overcollateralization Amount                                        16,000,000.00
Required Overcollateralization Amount                                                29,000,000.00
Current Credit Support Multiple                                                               1.00
Is Due Period a Step Down Date?                                                                 No

RESERVE ACCOUNT INFORMATION

Original Reserve Account Deposit                                                     13,000,000.00
Current Reserve Fund Balance                                                         13,000,000.00
Reserve Fund Requirement                                                             13,000,000.00

AMOUNT IN PREFUNDING ACCOUNT:                                                        49,560,902.82

Capital Account Information:
Amount Remaining in Capitalized Interest Account                                        280,156.77
Amount to be Disbursed from Capitalized Interest Account
   to Note Distribution Account                                                         271,345.94

COLLATERAL INFORMATION:
Beginning Unpaid Principle Balance of Home Loans                                    350,439,097.18
Weighted Average Remaining Maturity                                                            226
Weighted Average Coupon                                                                     14.510%
Remaining Number of Loans                                                                   12,192
Remaining Unpaid Principle Balance of Home Loans                                    349,701,467.59
Loans Paid in Full                                                                              17

DELINQUENCIES:
                                                            #            $          % of $
                                                           --           ---        --------
30-59 Days                                                 54       1,382,035.78    0.3952%
60-89 Days                                                  0          0.00         0.0000%
Over 90                                                     0          0.00         0.0000%
Total                                                      54       1,382,035.78    0.3952%
LIQUIDATED LOANS:
                                                        Principal    Interest
                                                        ---------    --------
Liquidation Proceeds                                      0.00         0.00
Write-Offs                                                0.00         0.00
Net Losses                                                0.00         0.00

BACKUP CALCULATIONS:

DEPOSIT TO NOTE DISTRIBUTION ACCOUNT:

Available Collection Amount: P & I                                              4,793,082.97
Cap Interest Release                                                              271,345.94
Guaranteed Payment                                                                       0.00
Reserve Account Withdraws                                                               0.00
                                                                                ------------
Total Deposits                                                                  5,064,428.91
Note Distribution Account earnings                                                      0.00
                                                                                ------------
Note Distribution Account balance                                               5,064,428.91

WITHDRAWS FROM NOTE DISTRIBUTION ACCOUNT:

To The Note Distribution Account for Disbursement
   on Distribution Date Pursuant to Sections
   5.01(c) paragraphs (i) to (iv)
                                                                           Remaining Balance
                                                                           -----------------
Servicing Fee                                                  219,060.02       4,845,368.89
Guaranty Insurance Premium                                           0.00       4,845,368.89
Indenture Trustee Fee                                              350.50       4,845,018.39
Owner Trustee Fee                                                    0.00       4,845,018.39
Custodian Fee                                                    1,051.49       4,843,966.90
Noteholders Interest Distributable Amount                    2,039,650.58       2,804,316.32
Regular Principal Distributable Amount                         794,564.88       2,009,751.44
Excess Spread to Class A-1 note as a part of the             1,859,588.11         150,163.33
Noteholders Monthly Principal Distributable Amount

To the Certificate Distribution Account for Disbursement pursuant to section 5.06 on the distribution date.

Certificateholder Interest Distributable Amount                150,163.33               0.00
Certificateholder Principal Distributable Amount                     0.00               0.00
Securities Insurer Reimbursement Amount                              0.00               0.00
Overcollateralization Reduction Amount                               0.00               0.00
Reimbursed Servicing Advances                                        0.00               0.00


RESERVE ACCOUNT:
Beginning balance                                                                13,000,000.00
Current deposits                                                                          0.00
Current earnings                                                                     16,081.11
Withdraw of excess reserve account amount to residual holder                              0.00
Ending balance                                                                   13,016,081.11


CAPITALIZED INTEREST:

Beginning balance:                                                                  526,018.77
Capitalized interest acct requirement (projected interest shortfall)                280,156.77


Less amount to be released to residual interest                                      36,474.02
   Holder on Dec. 10 pursuant to section 5.04(d)

Less amount to be distributed to note distribution                                  271,345.94
   Account on Dec. 5 required by section 5.04(a)

Plus   Account earnings posted in due period                                            650.68
       Prefunding account earnings posted in due period                              61,307.28

Ending balance on distribution date                                                 280,156.77


PREFUNDING ACCOUNT:

Beginning balance                                                                49,560,902.82

Less draw for first funding                                                               0.00

Less amount to be distributed to note distribution                                        0.00
   Account required by section 5.03 (c)

Less amount to be distributed to certificate distribution                                 0.00
   Account required by section 5.03 (c)

Ending balance                                                                   49,560,902.82